www.cbdunlimited.com
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CBD UNLIMITED™

Stock Purchase Agreement

This Term Sheet made on March 1st, 2020 between Endexx Corporation a Nevada corporation (the "Buyer" or "EDXC") trading under the ticker "*EDXC,*" with principal offices located at 38246 North Hazelwood Circle, Cave Creek, Arizona 85331, and CBD Life Brands, Inc, a Wyoming corporation (the "Company") with principal offices located at ________________________ and the Company's Investors (collectively, the "Sellers"). The Buyer and the Sellers have collectively negotiated and agreed to the execution of definitive transaction agreements, including, without limitation, an asset purchase agreement (the "Stock Purchase Agreement") setting forth the terms and conditions of the transactions contemplated by this Term Sheet (collectively, the "Definitive Agreements"). Such Definitive Agreements will contain customary representations, warranties and indemnifications.

Overview: The Buyer, which manufactures, markets and sells full-spectrum CBD products, has negotiated this Stock Purchase Agreement to acquire the Company and all Common Shares of the Company(1000 shares), which specializes in CBD Lifestyle Brands specifically in Beverages infused CBD Products. All assets and intellectual properties including digital and social assets, copyrights, trademarks and formulas/recipes and all other properties at the signing of this Definitive Agreement. The Buyer shall pay the Sellers a purchase price of One Hundred Thousand Dollars ($100,000.00), The conditions of this Term Sheet are as follows:

Sellers	CBD Life Brands, Inc. and its Investors (collectively, the "Sellers")
Buyer	CBD Unlimited, Inc. (the "Buyer")

Acquired Assets

Any and all assets (real or otherwise) owned by the Company and located at ____________________________. This shall include, but not limited to:

i. Properties

ii. Rights

iii. Licenses

iv. Contracts

v. Real Property

vi. All Inventory

vii. Intellectual Property: formula and recipes

viii. All Intellectual Property, including all social, digital and copyright assets.

ix. To the extent transferrable, all Governmental Licenses, certifications and rights granted to the Acquired Property

Purchase Price

One Hundred Thousand Dollars ($100,000.00)

Non-Competition Agreements

As additional consideration for the purchase of the Company by the Buyer, the Company's management team and other agreed-upon key employees (collectively referred to as "Key Employees") shall enter into non-competition agreements for the benefit of the Buyer (the "Non-Competition Agreements").

The terms and conditions of the Non-Competition Agreements, without limit include:

(a) Key Employees are prohibited from directly or indirectly employing, engaging, recruiting or soliciting for employment or engagement any individual now employed by the Company or employed by Buyer for

a three (3) year period, subject to limitations set forth in the Non-Competition Agreement.

Confidentiality

The existence of this term sheet and the individual terms and conditions are of a confidential nature and shall not be disclosed to anyone, except to the Sellers, the Buyer and their respective legal advisors and where deemed necessary under SEC guidelines

IN WITNESS WHEREOF, the Company has caused this Term Sheet to be signed in its name by its duly authorized officer this 1st day of March 2020.

By: ______________________________

Owner
CBD Life Brands, Inc.

By: ______________________________

Todd Davis
Chief Executive Officer & Chairman
Endexx Corporation

a three (3) year period, subject to limitations set forth in the Non-Competition Agreement.

Confidentiality	The existence of this term sheet and the individual terms and conditions are of a confidential nature and shall not be disclosed to anyone, except to the Sellers, the Buyer and their respective legal advisors and where deemed necessary under SEC guidelines

IN WITNESS WHEREOF, the Company has caused this Term Sheet to be signed in its name by its duly authorized officer this 1st day of March 2020.

By: ____________________________

Owner
CBD Life Brands, Inc.

By: ____________________________

Todd Davis
Chief Executive Officer & Chairman
Endexx Corporation